Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "NORD RESOURCES CORPORATION", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF JUNE, A.D. 2009, AT 12:50 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

SECRETARY'S OFFICE 1793 DELAWARE 1855

Jeffrey W. Bullock, Secretary of State

0769561 8100

AUTHENTICATION: 7392591

090661233

DATE: 06-30-09

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:50 PM 06/30/2009
FILED 12:50 PM 06/30/2009
SRV 090661233 - 0769561 FILE

CERTIFICATE OF AMENDMENT
TO THE
AMENDED CERTIFICATE OF INCORPORATION
OF
NORD RESOURCES CORPORATION

It is hereby certified that:

1. The name of the corporation (hereinafter called the "Corporation") is NORD RESOURCES CORPORATION and the certificate of incorporation of the Corporation was filed on January 18, 1971.

2. The amended certificate of incorporation of the Corporation is hereby amended by striking the first paragraph of Article 4 thereof and by substituting in lieu of said Article the following new first paragraph of Article 4:

> "4. The total number of shares of stock which the Corporation has authority to issue is Two Hundred Million (200,000,000) and the par value of each such share is One Cent, $0.01, amounting in the aggregate to Two Million ($2,000,000) Dollars."

3. The foregoing was duly adopted in accordance with Sections 141 and 242 of the Delaware General Corporation Law by resolution of the Board of Directors of the Corporation on August 15, 2007 and approved by the holders of a majority of the capital stock outstanding and entitled to vote at the annual meeting of stockholders of the Corporation on October 24, 2007.

Signed as of the 30th day of June, 2009.

Wayne M. Morrison
Wayne M. Morrison
Vice President and Chief Financial Officer

3089105.2